CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 filed pursuant to Rule 462(b) by reference to the registration statement on Form N-2 (File No. 333-228041), of our report dated December 13, 2018, relating to the financial statements of PIMCO Energy and Tactical Credit Opportunities Fund which appear in PIMCO Energy and Tactical Credit Opportunities Fund’s Form N-2. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

January 29, 2019